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                                                                    Exhibit 4.61

  FOURTH AMENDMENT TO SUPPLY CONTRACT FOR SURABAYA- UJUNG PANDANG - BANJARMASIN
   (SUB) CAPACITY EXPANSION NO. K.TEL 86/HK920/ITS-00/2007 DATED 12 MARCH 2007

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
The Parties:            1.   TELKOM; and

                        2.   NEC Corporation ("NEC").

Preceding Agreements:   1.   Supply Contract for Surabaya- Ujung Pandang -
                             Banjarmasin (SUB) Capacity Expansion No.
                             K.TEL.188/HK910/ITS-00/2006 dated 16 August 2006;

                        2. First Amendment No. K.TEL.431/HK920/ITS-00/2006, dated 29 December 2006;

                        3. Second Amendment No. K.TEL.20/HK920/ITS-00/2007 dated 26 January 2007;

                        4. Third Amendment to Supply Contract for Surabaya-Ujung Pandang - Banjarmasin (SUB) Capacity Expansion No. K.TEL 55/HK920/ITS-00/2007 dated 21 February 2007.

Time of Completion:     The parties have amended the time of completion for
                        particular works.
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